UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

Form 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 30, 2023 (August 24, 2023)

Trinity Place Holdings Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-08546	22-2465228
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

340 Madison Avenue, New York, New York 10173

(Address of Principal Executive Offices) (Zip Code)

(212) 235-2190

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of each exchange on which registered
Common Stock $0.01 Par Value Per Share	TPHS	NYSE American

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed, Trinity Place Holdings Inc. (the “Company”) has explored a range of potential strategic alternatives and engaged financial advisors to assist it in evaluating alternatives. Also as previously disclosed, the Company entered into an amendment to its CCF, as defined below, which provided, among other things, for the deferment of cash interest payments and deferment of a $7 million prepayment until August 31, 2023, and that the Company will enter into a Strategic Transaction, as defined in the CCF, that results in the repayment of the CCF or prepay the CCF by $5 million from equity proceeds by such date. In furtherance of the foregoing, on August 24, 2023, the Company and certain subsidiaries entered into Forbearance Agreements, as defined below, for the purpose of providing additional time for the Company to pursue a potential strategic transaction as described in Item 8.01 below.

On August 24, 2023, the Company and its subsidiary borrower (the “Mezzanine Borrower”) under the Amended and Restated Mezzanine Loan Agreement (the “Mezzanine Loan Agreement”), dated as of December 22, 2020, by and among the Mezzanine Borrower and the lender and administrative agent thereunder (“Mezzanine Lender”), entered into a Forbearance Agreement (the “Mezzanine Loan Forbearance Agreement”), pursuant to which the Mezzanine Lender agreed to forbear from exercising its rights and remedies during the Forbearance Period, as defined below, with respect to (i) the failure by the Company’s subsidiary borrower (the “Mortgage Borrower”) under the Master Loan Agreement, dated as of October 22, 2021 (the “Mortgage Loan Agreement”) with the lender and administrative agent thereunder (the “Mortgage Lender”), or the Mezzanine Borrower, to make payments under the Mortgage Loan Agreement or the Mezzanine Loan Agreement, respectively, including regular monthly interest payments and principal and interest due at maturity, and (ii) the failure by the Mortgage Borrower or the Mezzanine Borrower to achieve any Milestone Construction Hurdles, or satisfy the Quarterly Sales Hurdle, as such terms are defined in the Mortgage Loan Agreement and Mezzanine Loan Agreement, respectively, or make the related prepayment as and when required (the “Mezzanine Forbearance Defaults”).

In addition, on August 24, 2023, the Company also entered into a Forbearance Agreement (the “CCF Forbearance Agreement”, and together with the Mezzanine Forbearance Agreement, the “Forbearance Agreements”) with respect to the Credit Agreement, dated as of December 19, 2019 (as amended, the “CCF”), by and between the Company, as borrower, certain of its subsidiaries as guarantors, and TPHS Lender LLC, as initial lender (the “CCF Lender”) and administrative agent, pursuant to which the CCF lender agreed to forbear from exercising its rights and remedies during the Forbearance Period with respect to (i) any failure by the Company, as borrower, to make payments under the CCF including, without limitation, the amortization payment in the amount of $7,000,000 on or prior to August 31, 2023 and any cash interest payments and (ii) any failure by the Company, as borrower, to consummate a Strategic Transaction on or prior to August 31, 2023 (the “CCF Forbearance Defaults”, and together with the Mezzanine Forbearance Defaults, the “Forbearance Defaults”).

Each of the Forbearance Agreements provides that the period of forbearance (the “Forbearance Period”) ends on the earliest of (i) the consummation of a Strategic Transaction, (ii) an event of default other than the Forbearance Defaults, (iii) the failure of the Company to have entered into term sheets with respect to a Strategic Transaction by August 31, 2023 or to have consummated a Strategic Transaction by December 31, 2023, (iv) a representation made by the Company in the Forbearance Agreement shall fail to be correct in all material respects, (v) the filing of a complaint by the Mortgage Lender to foreclose a Mortgage, as defined in the Mortgage Loan Agreement, or a comparable exercise of remedy thereunder, or (vi) the Potential Strategic Party, as defined below, states in writing that it is no longer pursuing a transaction with the Company and is not replaced by a third party pursuing a substantially similar transaction within thirty days.

Item 8.01 Other Events.

As previously disclosed, the Company has explored a range of potential strategic alternatives, and previously engaged financial advisors to assist it in evaluating alternatives. On August 24, 2023, the Company entered into term sheets with a large unaffiliated asset manager with investment expertise in, among other things, real estate in the public and private markets (the “Potential Strategic Party”), and an affiliate of its CCF Lender and Mezzanine Lender, each providing for a 30-day exclusivity period, subject to customary terms and conditions, for purposes of finalizing due diligence and negotiating definitive documentation for investments in the Company and a modification of the Company’s debt, respectively. The Company is also in discussions with the Mortgage Lender regarding a potential forbearance agreement with respect to the Mortgage Loan Agreement in connection with the payment and other obligations referred to in the Mezzanine Loan Forbearance Agreement for the purpose of facilitating the Company’s pursuit of the potential strategic transaction.

The exclusivity provisions under the term sheets do not bind any party to a definitive transaction agreement, and there can be no assurance that any such agreements, or any other transactions, will be entered into or consummated, and any definitive agreements if entered into would be subject to conditions to closing, including shareholder approval if applicable. Additionally, there can be no assurance that the Company’s liquidity or financial condition will not deteriorate further or that the Company will be able to enter into any future extensions, amendments, waivers or forbearances with these or other lenders, raise additional capital, refinance indebtedness or enter into other financing arrangements or engage in asset sales or strategic transactions sufficient to fund its cash needs, on terms satisfactory to the Company, if at all. The Company assumes no obligation to comment on or disclose further developments regarding its consideration of any such potential transactions, except as required by law.

This Current Report on Form 8-K includes forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations and projections about future events and are not guarantees of future performance or results and involve risks and uncertainties that cannot be predicted or quantified, and, consequently, the actual performance of the Company may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include the risk that the Company may not enter into a forbearance agreement with the Mortgage Lender, in which case the Mortgage Lender may exercise remedies upon the occurrence of defaults thereunder, that the Company’s exploration of strategic alternatives or the public announcements with respect thereto may be disruptive to the Company’s business operations or cause the Company’s stock price to fluctuate significantly, that the Company’s pursuit of strategic alternatives may be time consuming and involve the dedication of significant resources and may require the Company to incur significant costs and expenses, negatively impact the Company’s ability to attract, retain and motivate key employees, and expose the Company to potential litigation in connection with the process of exploring strategic alternatives or any resulting transaction, among other risks and uncertainties, as well as the factors described in more detail in the Company’s most recent Annual Report on Form 10-K and its subsequent filings with the Securities and Exchange Commission. The forward-looking statements contained herein speak only as of the date hereof, and the Company assumes no obligation to update any forward-looking statements, whether as a result of new information, subsequent events or otherwise, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRINITY PLACE HOLDINGS INC.

Date: August 30, 2023	/s/ Steven Kahn
Steven Kahn
Chief Financial Officer